UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2022

CREATIVE REALITIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CREXW	The Nasdaq Stock Market LLC

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on February 17, 2022, Creative Realities, Inc. (the “Company”) consummated its merger (the “Merger”) with Reflect Systems, Inc. (“Reflect”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 12, 2021, by and among Reflect the Company, CRI Acquisition Corporation, and RSI Exit Corporation, as amended from time to time (the “Merger Agreement”).

In light of, among other things, the consummation of the Merger and the anticipated operations of the resulting combined company, on June 15, 2022, the Board of Directors (the “Board”) of the Company approved an executive compensation package for its executive officers, Richard Mills, Director and Chief Executive Officer; and Will Logan, Chief Financial Officer, based on the achievement of certain performance metrics. The executive compensation package consists of an amendment to the executives’ outstanding performance-based stock options, the issuance of new executive stock options, and the adoption of a cash bonus plan, each as described below.

Amendment to Performance Options

As previously described in the Company’s Form 8-K filed on June 3, 2020, on June 1, 2020, Messrs. Mills and Logan were issued ten-year options to purchase 480,000 and 240,000 shares of common stock (the “Performance Options”), respectively, which vest in equal installments over a three-year period (2020-2022), subject to satisfying the Company revenue target and EBITDA (earnings before interest, taxes, depreciation and amortization) targets for the applicable year. In each of calendar years 2020, 2021 and 2022, one-third of the total shares may vest (if the revenue and EBITDA targets are met), and the shares that are subject to vesting each year are allocated equally to each of the revenue and EBITDA targets for such year. The Performance Options includes a catch-up provision, where any options that did not vest during a prior year due to the Company’s failure to meet a prior revenue or EBITDA target may vest in a subsequent vesting year if the revenue or EBITDA target, as applicable, is met in the future year.

On June 15, 2022, the Board approved of an amendment to the Performance Options to provide that the revenue target for the calendar year 2022 set forth therein ($38 million) is eliminated, and the remaining shares that are available for vesting under the Performance Options (320,000 unvested shares for Mr. Mills and 160,000 for Mr. Logan) (including the unvested portions of shares based on the satisfaction of the revenue targets for 2020 and 2021 by virtue of the catch-up provisions in the Performance Options) will fully vest upon the achievement of an updated EBITDA target for calendar year 2022 of $3.6 million.

The Performance Options state that the calculation of EBITDA set forth in the Performance Options shall be calculated in a form consistent with the Company’s 2022 approved budget, which

(i)	excludes any impact on EBITDA of:

(a) the accounting treatment (including any “mark-to-market accounting”) of the Company’s warrants or the “Guaranteed Consideration” (as defined in the Merger Agreement),

(b) non-recurring transaction expenses associated with the Merger and the capital raising financing activities of the Company to effectuate the Merger, and

(c) any write-down or write-off of any Company inventory of Safe Space Solutions products.

(iii) includes deductions related to any cash or stock bonuses paid or payable to any employees of the Company for services provided in calendar year 2022 (even if such bonuses are actually paid after calendar year 2022), including bonuses paid pursuant to the terms of the 2022 Cash Bonus Plan (as described below)(collectively, the “EBITDA Calculations”).

Issuance of New Options

Messrs. Mills and Logan received ten-year options to purchase 1,000,000 and 600,000 shares of common stock, respectively (the “New Options”). The New Options are eligible to vest at any time on or prior to February 17, 2025 if the trailing 10-trading day volume-weighted average price (VWAP) of the Company’s common stock, as reported on the Nasdaq Capital Market, exceeds the share price targets below, subject to such executive serving the Company as a director, officer, employee or consultant at such time:

	Share Price Targets
Executive	$2.00	$3.00	$4.00	$5.00	$6.00	Guaranteed Price	Total Shares
Mills’ Shares Vested	50,000	100,000	150,000	200,000	250,000	250,000	1,000,000
Logan’s Shares Vested	30,000	60,000	90,000	120,000	150,000	150,000	600,000

Percentage of Shares Vested	5%	10%	15%	20%	25%	25%

The “Guaranteed Price” has the meaning ascribed to such term in the Merger Agreement, which means $6.40 per share, or $7.20 per share if, and only if, certain customers set forth in the Merger Agreement collectively achieve over 85,000 billable devices online at any time on or before December 31, 2022.

The exercise price of the New Options is $1.00 per share, which exceeds the closing price of the Company’s common stock on the date of issuance. The New Options are issued from the Company’s 2014 Stock Incentive Plan, as amended.

2022 Cash Bonus Plan

The 2022 Cash Bonus Plan provides that Messrs. Mills and Logan will receive a cash bonus of a percentage of their annual base salaries based on the Company’s annual EBITDA results for the calendar year 2022, as set forth below:

	2022 EBITDA Target
Executive	$3,600,000	$4,600,000	$5,600,000	$6,600,000	$7,600,000
Mills Bonus Payment	$112,500	$180,000	$225,000	$450,000	$675,000
Logan Bonus Payment	$52,500	$87,500	$140,000	$210,000	$350,000

Executive	Base Salary	Bonus as a Percentage of Annual Base Salary
Mills	$450,000	25%	40%	50%	100%	150%
Logan	$350,000	15%	25%	40%	60%	100%

The calculation of EBITDA for purposes of the 2022 Cash Bonus Plan will be determined consistent with the EBITDA Calculations. The terms of the 2022 Cash Bonus Plan amend and supersede the cash bonuses that were contemplated to be paid to Messrs. Logan and Mills as part of the Company’s 2020 Incentive Program for their services to be provided in calendar year 2022 based upon a revenue target of $38 million and an EBITDA target of $3.5 million, which were disclosed on the Company’s Current Report on Form 8-K filed on May 26, 2020.

The foregoing description of the amendments to the Performance Options and New Options are not complete descriptions thereof and are qualified in their entireties by reference to the full text of such documents filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to Stock Option Agreement dated June 15, 2022 between the Company and Rick Mills
10.2	Amendment to Stock Option Agreement dated June 15, 2022 between the Company and Will Logan
10.3	Stock Option Agreement dated June 15, 2022 between the Company and Rick Mills
10.4	Stock Option Agreement dated June 15, 2022 between the Company and Will Logan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.
(Registrant)

Date: June 17, 2022	By:	/s/ Will Logan
Will Logan
Chief Financial Officer

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